UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 14, 2012

ROCK ENERGY RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-23022	11-2740461
(Commission File Number)	(IRS Employer Identification No.)

310375 Richmond Street, Suite 2100, Houston, Texas 77042
(Address of principal executive offices) (Zip Code)

(713) 954-3600

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;Compensatory Arrangements of Certain Officers.

On March 14, 2012, the Board of Directors appointed Bobby E. Cooper to serve as a member of Registrant’s Board of Directors, to be effective and commence as of April 1, 2012. Mr. Bobby Cooper is a highly experienced professional in the mining industry, holding executive positions for a variety of enterprises in the mining sector. Mr. Cooper served as President and Chief Executive Officer of Kennecott Exploration Company from June 1993 to March 1997, as well as earlier positions as Chief Operating Officer and Vice President of U. S. Mines. During his tenure at Kennecott, Mr. Cooper was responsible for the construction and operations of numerous active mines in North America including the operations at the Bingham Canyon Mine in Utah. In addition to his roles with Kennecott, Mr. Cooper also held executive positions with Atlantic Richfield, Arch Mineral Company, Kerr McGee Coal Corporation, Shell Oil Company, Inspiration Consolidated Copper, Shell Mining Company, Ridway Mining Company and Thunder Basin Coal.

Mr. Cooper’s extensive experience includes being a current Director with: Independence Resources PLC, engaged in natural resource sector; Ontario Graphite, a privately held graphite producer located in Canada; Wyo-Ben, a private bentonite producer located in Billings, Montana with properties in Northern Wyoming; US Silver Corporation, where he previously served as Chairman, is the operator/owner of the Galena Mine in North Idaho, the second most productive silver mine in U.S. history. Mr. Cooper’s past directorships include past Chairman and Director of High Plains Uranium which was listed on the Toronto Stock Exchange and was acquired by Energy Metals Corp.; past Director and CEO of Platinum Diversified Mining, a Special Purpose Acquisition Company listed on the London AIM; past Director and Audit Committee Chair of Western Prospector, a Canadian based uranium company with mining properties in Mongolia; and past Director and CEO of Ancash Mining, a private Peruvian poly-metallic project located in the Andes of Peru. Mr. Cooper did graduate work in Industrial Technology and mineral economics, as well as receiving his B.A. degree in Business Administration from Arizona State University. Bob also received an Electronic Engineering Certification from the capital Electronics Institute.

The Company issued 500,000 restricted common shares to Mr. Cooper upon joining the Board and will issue an additional 100,000 restricted common shares for each quarter Mr. Cooper serves on the Board.

Mr. Cooper has (i) no arrangements or understandings with any other person pursuant to which he was appointed to the Board of Directors, (ii) no family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer, and (iii) no transactions in which they have an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK ENERGY RESOURCES, INC.

	By:	/s/ Rocky V. Emery
Rocky V. Emery Chief Executive Officer

Date: March 26, 2012